Exhibit 99.1

HEARTWARE INTERNATIONAL REPORTS $73.6 MILLION IN SECOND QUARTER 2015 REVENUE, DRIVEN BY STRONG GLOBAL UNIT GROWTH

•	Record 773 HeartWare HVAD® Systems sold worldwide in second quarter, with record unit sales in both U.S. and international markets

•	U.S. revenue grew 16% to $42.9 million, compared to second quarter 2014

•	International revenue of $30.7 million, an increase of 10% from second quarter 2014 on a constant-currency basis

– Conference call today at 8:00 a.m. U.S. EDT –

Framingham, Mass., July 30, 2015 - HeartWare International, Inc. (NASDAQ: HTWR), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced total revenue of $73.6 million for the quarter ended June 30, 2015 compared to $70.1 million for the quarter ended June 30, 2014. Currency fluctuations impacted revenue growth by approximately $6.0 million, or nine percentage points, during the three months ended June 30, 2015, as compared to the same period in 2014. Total revenues increased 13% on a constant-currency basis compared to the same period in 2014.

During the second quarter, a total of 773 HeartWare HVAD® Systems were sold globally, which represented an increase of 15% from 674 units sold in the second quarter of 2014. U.S. revenue, generated through the sale of 391 units during the second quarter of 2015, was $42.9 million. International revenue, generated through the sale of 382 units during the second quarter of 2015, was $30.7 million.

“We are pleased to report another quarter of solid financial results and achievement of record revenue and units sold during the second quarter, with particular strength in the U.S. market,” said Doug Godshall, President and Chief Executive Officer. “In addition to this strong financial performance, we were pleased to have recently begun patient enrollment in our MVAD® System CE Mark trial, a significant accomplishment for the company and an important step forward for this innovative, new device.”

“We also made significant strides operationally during the quarter. We presented data from our ENDURANCE Destination Therapy trial of HVAD in which the study achieved the primary endpoint, we obtained approval to market the HeartWare HVAD System as a bridge to transplantation in Canada, and we made continued progress with the supplemental destination therapy study, ENDURANCE 2, which is currently 98% enrolled, with full enrollment expected to be completed soon,” Mr. Godshall added.

For the six months ended June 30, 2015, total revenue increased approximately five percent to $143.6 million, compared to $136.6 million for the same period in 2014. Total revenue increased 13% on a constant-currency basis compared to the first six months of 2014.

Gross margin percentage declined to 65.7% during the second quarter of 2015, from 67.3% in the second quarter of 2014. The net decline included 2.6 percentage points related to foreign exchange rates changes, which was partially offset by volume and efficiency improvements.

Total operating expenses for the second quarter of 2015 were $56.2 million, compared to $34.2 million for the second quarter of 2014 and $55.3 million for the first quarter of 2015. Total operating expenses for the second quarter of 2015 included a $2.2 million net increase in fair value of the contingent purchase consideration for CircuLite. This compared to the second quarter of 2014, in which total operating expenses included a $13.7 million reduction in the estimated fair value of the contingent consideration.

Research and development expense was $31.7 million for the second quarter of 2015, compared to $26.9 million for the same period in 2014. This increase in R&D expense was primarily attributable to increased clinical and regulatory expenses and quality system improvements.

Selling, general and administrative expenses were $22.2 million for the second quarter of 2015, compared to $20.9 million for the second quarter of 2014. The increase in SG&A expenses was primarily attributable to increased employee headcount and other administrative expenses to support HeartWare’s growth.

Other expense for the second quarter of 2015 included a $16.6 million loss in connection with the partial extinguishment in May 2015 of the company’s 2017 convertible notes.

Net loss for the second quarter of 2015 was $27.4 million, or a loss of $1.59 per basic and diluted share, compared to net income of $8.4 million, or $0.49 per basic and $0.48 per diluted share, for the second quarter of 2014. Non-GAAP net loss for the second quarter of 2015 was $8.1 million, or a loss of $0.47 per basic and diluted share, compared to a non-GAAP net loss of $4.9 million, or a loss of $0.29 per basic and diluted share, for the second quarter of 2014.

For the six months ended June 30, 2015, the company recorded a net loss of $41.9 million, or a loss of $2.43 per basic and diluted share, compared to a net loss of $11.1 million, or a loss of $0.65 per basic and diluted share, for the six months ended June 30, 2014. Non-GAAP net loss for the six months ended June 30, 2015 was $17.5 million, or a loss of $1.02 per basic and diluted share, compared to a non-GAAP net loss of $16.8 million, or a loss of $0.99 per basic and diluted share, for the six months ended June 30, 2014.

Items impacting comparability of operating results for the three- and six-month periods ended June 30, 2015 to the same periods in 2014 include purchase accounting amortization, restructuring charges, contingent consideration adjustments and loss on extinguishment of long-term debt, as described later in this news release under “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Net Loss per Common Share.”

At June 30, 2015, HeartWare had $252 million of cash, cash equivalents and investments, which included $76 million in net proceeds from a convertible note exchange and issuance executed during the second quarter. In the second quarter, the company had positive operating cash flow of approximately $5 million.

Conference Call and Webcast Information

HeartWare will host a conference call on Thursday, July 30, 2015 at 8:00 a.m., U.S. Eastern Daylight Time to discuss its financial results, highlights from the second quarter and the company’s business outlook. The call may be accessed by dialing 1-877-407-0789 five minutes prior to the scheduled start time and referencing “HeartWare.” Callers outside the U.S. should dial +1-201-689-8562.

A live webcast of the call will also be available in the Investors section of the company’s website (http://ir.heartware.com/). A replay of the conference call will be available through the above weblink immediately following completion of the call.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-support circulatory assist device designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HeartWare System is approved in the United States for the intended use as a bridge to cardiac transplantation in patients who are at risk of death from refractory end-stage left ventricular heart failure, has received CE Marking in the European Union and has been used to treat patients in 46 countries. The device is also currently the subject of a U.S. clinical trial for destination therapy. For additional information, please visit the company’s website at www.heartware.com.

HeartWare International, Inc. is a member of the Russell 2000® and its securities are publicly traded on The NASDAQ Stock Market.

HEARTWARE, HVAD, MVAD, PAL, SYNERGY, CIRCULITE and HeartWare logos are trademarks of HeartWare, Inc. or its affiliates.

Use of Non-GAAP Financial Measures

HeartWare management supplements its GAAP financial reporting with certain non-GAAP financial measures for financial and operational decision making. For example, we use “non-GAAP adjusted net loss” and “non-GAAP adjusted net loss per common share” to refer to GAAP loss per share excluding certain adjustments such as amortization of intangible assets, impairment charges, purchase accounting and acquisition-related transaction costs, and restructuring and severance costs. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Management believes that providing this additional information enhances investors’ understanding of the financial performance of the company’s operations and increases comparability of its current financial statements to prior periods. Non-GAAP measures should not be considered a substitute for measures of financial performance in accordance with GAAP, and they should be reviewed in comparison with their most directly comparable GAAP financial results. Reconciliations of HeartWare’s GAAP to non-GAAP financial measures are provided at the end of this news release under “Reconciliation of GAAP to Non-GAAP Net Loss per Common Share.”

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the: commercialization of the HeartWare HVAD System and introduction of the MVAD System; timing, progress and outcomes of clinical trials; regulatory and quality compliance; research and development activities and our ability to take advantage of acquired and pipeline technology. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the Securities and Exchange Commission. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in Part I, Item 1A. “Risk Factors” in HeartWare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. HeartWare may update risk factors from time to time in Part II, Item 1A “Risk Factors” in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the Securities and Exchange Commission.

Contact:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartware.com

Phone: +1 508 739 0864

- Tables to Follow-

HEARTWARE INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenue, net	$73,569	$70,131	$143,590	$136,603
Cost of revenue	25,228	22,955	47,268	45,870

Gross profit	48,341	47,176	96,322	90,733

Operating expenses:
Selling, general and administrative	22,247	20,948	44,176	45,180
Research and development	31,702	26,913	62,969	59,504
Change in fair value of contingent consideration	2,240	(13,700)	4,340	(10,560)

Total operating expenses	56,189	34,161	111,485	94,124

Income (loss) from operations	(7,848)	13,015	(15,163)	(3,391)

Other expense, net	(19,239)	(4,298)	(26,228)	(7,114)

Loss before taxes	(27,087)	8,717	(41,391)	(10,505)
Income tax expense	306	353	537	575

Net income (loss)	$(27,393)	$8,364	$(41,928)	$(11,080)

Net income (loss) per common share:
Basic	$(1.59)	$0.49	$(2.43)	$(0.65)

Diluted	$(1.59)	$0.48	$(2.43)	$(0.65)

Weighted average shares outstanding:
Basic	17,269	16,989	17,232	16,962

Diluted	17,269	17,305	17,232	16,962

HEARTWARE INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$181,222	$102,946
Short-term investments	69,574	75,535
Accounts receivable, net	35,648	38,041
Inventories	50,571	54,046
Prepaid expenses and other current assets	6,276	5,975

Total current assets	343,291	276,543

Property, plant and equipment, net	17,005	19,036
Other assets, net	130,354	128,234

Total assets	$490,650	$423,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,071	$13,322
Other accrued liabilities	32,416	36,589

Total current liabilities	43,487	49,911
Convertible senior notes, net	186,565	114,803
Other long-term liabilities	52,823	50,565
Stockholders’ equity	207,775	208,534

Total liabilities and stockholders’ equity	$490,650	$423,813

Reconciliation to Constant Currency Revenue Growth (unaudited) (see explanation below)

(dollars in thousands)

	Three Months Ended June 30,		Reported $ change	Reported % change	FX impact	Constant Currency $ change	Constant Currency % change
	2015	2014
Total U.S. Revenue	$42,922	$36,945	$5,977	16.2%	—	$5,977	16.2%
Total Int’l Revenue	30,647	33,186	(2,539)	-7.7%	5,994	3,455	10.4%

Total Revenue	$73,569	$70,131	$3,438	4.9%	$5,994	$9,432	13.4%

	Six Months Ended June 30,		Reported $ change	Reported % change	FX impact	Constant Currency $ change	Constant Currency % change
	2015	2014
Total U.S. Revenue	$85,111	$70,733	$14,378	20.3%	—	$14,378	20.3%
Total Int’l Revenue	58,479	65,870	(7,391)	-11.2%	10,965	3,574	5.4%

Total Revenue	$143,590	$136,603	$6,987	5.1%	$10,965	$17,952	13.1%

Constant currency changes in the tables above reflect the foreign exchange rates in effect during the three- and six-month periods ended June 30, 2015 and 2014.

Reconciliation of GAAP to Non-GAAP Net Loss per Common Share (unaudited) (see explanation of adjustments below)

(in thousands, except per share data)

		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014

GAAP net (loss) income		$(27,393)	$8,364	$(41,928)	$(11,080)

GAAP net (loss) income per common share:
Basic		$(1.59)	$0.49	$(2.43)	$(0.65)
Diluted		$(1.59)	$0.48	$(2.43)	$(0.65)

Adjustments:
Amortization and impairment of purchased intangible assets and goodwill	(a)
-Selling, general and administrative		84	84	168	168
-Research and development		327	247	654	474
Contingent consideration adjustments	(b)	2,240	(13,700)	4,340	(10,560)
Loss on extinguishment of long-term debt	(c)	16,588	—	16,588	—
Restructuring costs	(d)
-Selling, general and administrative		(44)	38	423	3,064
-Research and development		49	72	2,213	1,098

Total adjustments		19,244	(13,259)	24,386	(5,756)

Non-GAAP adjusted net loss		$(8,149)	$(4,895)	$(17,542)	$(16,836)

Non-GAAP adjusted net loss per common share – basic and diluted		$(0.47)	$(0.29)	$(1.02)	$(0.99)

Shares used in computing non-GAAP adjusted net loss per common share – basic and diluted		17,269	16,989	17,232	16,962

(a)	Represents amortization of purchased intangible assets related to CircuLite and World Heart during the three and six months ended June 30, 2015 and 2014.
(b)	Represents the change in fair value of contingent consideration associated with the acquisition of CircuLite in December 2013.
(c)	Represents the loss on extinguishment of 3.5% convertible notes.
(d)	Represents certain restructuring costs incurred during the three and six months ended June 30, 2015 and 2014 as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Lease exit charge for HeartWare’s former Massachusetts corporate offices	$(30)	$(57)	$(28)	$471

Charges related to CircuLite acquisition:
Lease exit charge for former N.J. corporate offices	(14)	14	451	1,690
Lease exit charge for Aachen, Germany office	—	—	139	—
Contract termination costs	29	—	340	688
Employee severance	—	153	598	684
Abandoned fixed assets	20	—	1,136	629

Total	35	167	2,664	3,691

Total restructuring costs	$5	$110	$2,636	$4,162

The terms “non-GAAP adjusted net loss” and “non-GAAP adjusted net loss per common share” refer to GAAP net loss/income and GAAP net loss/income per common share excluding certain adjustments such as amortization of purchased intangible assets, impairment charges, purchase accounting and acquisition-related transaction costs, and restructuring and severance costs as follows:

1)	We exclude amortization of purchased intangible assets and periodic impairment charges related to long-lived assets from this measure because such charges do not represent what our management believes are the costs of developing, producing, supporting and selling our products and the costs to support our internal operating structure.

2)	We exclude purchase accounting adjustments and acquisition related costs from this measure because they occur as a result of specific events and are not reflective of our internal investments and the ongoing costs to support our operating structure. Purchase accounting adjustments include contingent consideration fair market value adjustments.

3)	We exclude restructuring and severance costs from this measure because they tend to occur as a result of specific events such as acquisitions, divestitures, repositioning our business or other unusual events that could make comparisons of long-range trends difficult and are not reflective of our internal investments and the costs to support our operating structure.